UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

E COM VENTURES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 International Parkway

Sunrise, Florida 33325

(Address of principal executive offices) (Zip Code)

(954) 335-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2007, the Company entered into an Information Technology Services Agreement with Model Reorg, Inc. and its subsidiaries (“Model”), whereby among other services, the Company will manage and monitor the IT systems of Model.

As previously reported, the Company’s Board of Directors has received a merger offer from Model, an affiliate of the Company. Our President and Chief Executive Officer, Michael W. Katz, is an executive of Model, and our principal shareholders, Stephen Nussdorf, the Chairman of our Board of Directors and Glenn Nussdorf, his brother, are shareholders and executives of Model and its subsidiaries. A special committee of the Company’s Board, comprised of independent directors, has been formed and is in the process of reviewing and evaluating the proposed offer.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Information Technology Services Agreement, dated August 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E COM VENTURES, INC.

Date: August 7, 2007	By:	/s/ Donovan Chin
Donovan Chin,
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Information Technology Services Agreement, dated August 2, 2007